                                            As filed pursuant to Rule 424(b)(3)
                                            Registration No. 333-78959


PROSPECTUS SUPPLEMENT DATED MAY 8, 2000
TO PROSPECTUS DATED AUGUST 18, 1999, AS SUPPLEMENTED OCTOBER 20, 1999, NOVEMBER 1, 1999, NOVEMBER 18, 1999, DECEMBER 6, 1999,
JANUARY 10, 2000 AND FEBRUARY 11, 2000


                                DOUBLECLICK INC.

           $250,000,000 4.75% Convertible Subordinated Notes due 2006
                  (Interest Payable March 15 and September 15)

                              --------------------

                        6,060,606 Shares of Common Stock

                              --------------------

         The information contained in the table appearing under the heading "Selling Securityholders" on pages 40 - 42 of the Prospectus is hereby amended to add the following information:

                                            Principal                    Shares of
                                            Amount of    Percentage     Common Stock
                                           Notes that     of Notes      that May be
Name of Selling Securityholder             May be Sold   Outstanding      Sold (1)
---------------------------------------------------------------------------------------
Credit Suisse First Boston Corporation....     $500,000       * %            12,121
Forum Capital Markets, LLC................      200,000       *               4,848
Morgan Stanley Dean Witter................      500,000       *              12,121
Nomura Securities International Inc.......    6,149,000      2.5            149,066

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* less than one percent

(1) Assumes a conversion price of $41.25 per share (adjusted to reflect the 2-for-1 split of common stock effected on January 10, 2000) and a cash payment in lieu of any fractional interest.